Gordon,---------------------                       Richard Hart Harrington, CPA
 Harrington                                              Kenneth J. Osborn, CPA
& Osborn, P.C                                            Michael P. Rurack, CPA
----------------------------                                 Denise S. Roy, CPA
Certified Public Accountants




Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549


Gentlemen:

      We have reviewed and agree with the comments in Item 4 of Form 8-K of Megatech Corporation dated January 6, 1997.



/s/ GORDON, HARRINGTON & OSBORN, P.C.
-------------------------------------
Gordon, Harrington & Osborn, P.C.
North Andover, MA 01845
January 6, 1997






             30 Massachusetts Avenue, North Andover, MA 01845-3413
                    Tel. (508) 689-0601 * Fax (508) 794-0077
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